Exhibit 99.2

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 13, 2010, Solar Park Initiatives, Inc., f/k/a Critical Digital Data, Inc. (the “Registrant” or “Parent”) approved an Agreement and Plan of Merger and Reorganization (the “Agreement”).  As of July 13, 2010, by and among Critical Digital Data, Inc, a Nevada corporation (the “Parent”), Solar Park Acquisition Corp., a Nevada corporation (the Acquisition Subsidiary”) and Solar Park Initiatives, Inc a Nevada corporation (the “Company”).  The Agreement was a merger of the Acquisition Subsidiary, a wholly-owned subsidiary of the Parent, with and into the Company, with the Company as the surviving entity after the merger (the “Merger”), whereby the Stockholders of the Company will receive common stock of the Parent in exchange for their capital stock of the Company.  The Parent, Acquisition Subsidiary and the Company Merger qualifies as a “plan of reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and not subject the holders of equity securities of the Company to tax liability under the Code.  All respective boards of Parent, Acquisition Subsidiary and the Company have approved this Agreement.  Prior to closing of the transaction the Parent obtained shareholder approval to amend its Articles of Incorporation (the “Amendment”) to (a) effect a forward-split such that thirteen (13) shares of Common Stock were issued for every 1 share of the Parent issued and outstanding immediately prior to filing of the amendment (the “Split”), and (b) change its name to Solar Park Initiatives, Inc. (the “Name Change”).

Each share of common stock, $0.001 par value per share, of the Company (“Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Company Shares owned beneficially by the Parent or the Acquisition Subsidiary and Dissenting Shares) shall be converted into and represent the right to receive such number of shares of common stock, $0.001 par value per share, of the Parent (“Parent Common Stock”) as is equal to the Common Conversion Ratio (as defined below). An aggregate of 53,137,500  Exchange shares of Parent Common Stock shall be issued to the stockholders of the Company in connection with the Merger.

The “Common Conversion Ratio” shall be obtained by dividing (i) 53,137,500 Exchange shares of Parent Common Stock by (ii) the total number of outstanding Company Shares immediately prior to the Effective Time on a diluted basis after giving effect to the exercise of all outstanding options (“Options”), warrants (“Warrants”) and other rights to acquire Company Shares other than warrants to purchase 3,926,681 shares of Company Common stock at $0.66 per share (the “Seed Round Warrants”). The Seed Round Warrants are described in Section 2.2 of the Company Disclosure Schedule. Stockholders of record of the Company as of the Closing Date (the “Indemnifying Stockholders”) shall be entitled to receive immediately 100% of the shares of Parent Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the “Merger Shares”).

Each issued and outstanding share of common stock, par value $0.001 per share, of the Acquisition Subsidiary shall be converted into one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock.

The authorized capital stock of the Company consists of 100,000,000 Company Shares. As of July 13, 2010, 60,905,000 Company Shares were issued and outstanding, warrants to purchase an additional 3,926,681 Company Shares were issued and outstanding, and no Company Shares were held in the treasury of the Company.

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the Merger.  The unaudited pro forma combined financial statements were prepared using the historical financial statements of the Registrant and Company.  The unaudited pro forma combined financial information should be read in conjunction with the Registrant’s audited financial statements as of and for the year ended September 30, 2009 which are included in its September 30, 2009 Annual Report on Form 10-K; and with the Company’s audited financial statements as of January 31, 2010 and unaudited financial statements for the two month period ending as of March 31, 2010. The financial information of Critical Digital Data, Inc and Solar Park Initiatives, Inc. is filed together with this Unaudited Pro Forma Condensed Combined Financial Statements on this Form 8-K.

The unaudited pro forma combined balance sheet as of March 31, 2010 combines the quarterly reviewed balance sheet of the Registrant as of March 31, 2010,  and the quarterly reviewed balance sheet of Solar Park Initiatives, Inc. as of March 31, 2010 and assumes that the Merger was consummated on October 1, 2009.

The unaudited pro forma combined statements of operations for the six month period ended March 31, 2010 assumes that the Merger was consummated as of October 1, 2009 the beginning of the Registrants fiscal year, excluding 5 days of insignificant activity of the Company’s operations from inception date of September 25, 2009 to September 30, 2009.  The unaudited pro forma combined statement of operations for the six month period ended March 31, 2010 combines the 10Q filed statement of operations of the Registrant for the six months ended March 31, 2010 with the combined audited financial statements for the period ending January 31, 2010 with the unaudited but auditor reviewed statements of operations of the Company for the two  months ended March 31, 2010.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Merger occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

SOLAR PARK INITIATIVES, INC. (f/k/a CRITICAL DIGITAL DATA, INC. or CDD) AND SOLAR PARK INITIATIVES, INC. (SPI)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
MARCH 31, 2010

	SPI (f/k/a CDD) Historical	SPI Historical	Pro Forma Adjustments		Pro Forma Notes	Combined

Assets
Cash and cash equivalents	$4,036	$85,069		$-		$89,105

Accounts receivable, net	4,733	-				4,733

Other current assets	3,127	19,400				22,527
Total current assets	11,896	104,469				116,365

Other intangible assets	37,783	-		(37,783)	a.	-

Total assets	$49,679	$104,469		$(37,783)		$116,365
Liabilities
Accounts payable and accrued expenses	11,852	9,902				21,754
Accounts payable and accrued expenses, related parties	5,190	57,805				62,995
Notes payable – related party	21,672	-		-		21.672

Total current liabilities	38,714	67,707		-		106,421

Stockholders’ equity
Common stock	4,377	19,889		(4,377)	b.	60,905
				41,016	b.
Additional paid-in capital	170,054	397,213		(37,783)	a.	329,379
				(41,016)	b.
				(163,466)	c.
				4,377	b.
Accumulated deficit	(163,466)	(380,340)		163,466	c.	(380,340)

Total stockholders’ equity	10,965	36,762		(37,783)		9,944

Total liabilities and stockholders’ equity	$49,679	$104,469	$			$116,365

The following adjustments have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet:

a.	To eliminate CDD’s historical intangible assets and bring them to fair value.

b.
To record reverse acquisition by Registrant of all issued and outstanding capital stock of CDD in exchange for 53,137,500 newly issued shares of Common Stock pursuant to Exchange Agreement. And to record held shares by Summerton of 487,500 and outstanding Registered public shares of 7,280,000, all post split.

c.	To eliminate pre-acquisition accumulated deficit of Solar Park Initiatives (f/k/a Critical Digital Data, Inc.).

SOLAR PARK INITIATIVES, INC. (f/k/a CRITICAL DIGITAL DATA, INC. or CDD) AND SOLAR PARK INITIATIVES, INC. (SPI)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2010

	SPI (f/k/a CDD) Historical	SPI Historical (1)	Pro Forma Adjustments	Pro Forma Combined

Revenues	$15,826	$-	$—	$15,826

Cost of revenues	2,240	-	—	2,240

Gross profit	13,586	-	—	13,586

Operating expenses	64,949	133,875	—	198,824

Operating loss	(51,363)	(133,875)	-	185,238

Interest expense	858	—	—	858

Net loss	$(52,221)	$(133,875)	$—	$(186,096)

Net loss per common share	$(0.01)	$(0.01)	$(0.03)

Average common and common equivalent shares	4,234,821	19,639,146	60,905,000

(1)	Historical amounts for SPI include the two month period ending .

SOLAR PARK INITIATIVES, INC.
Unaudited Financial Statements as of and for the Two Month period ending March 31, 2010

Solar Park Initiatives, Inc.
BALANCE SHEET
A Development Stage Company

	March 31, 2010	January 31, 2010
ASSETS	(unaudited)

Current assets
Cash and cash equivalents	$85,069	$17,877
Prepaid expenses and other current assets	19,400	-
Total current assets	104,469	17,877

Total assets	$104,469	$17,877

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Wages payable	60,610	40,143
Accrued expenses	7,097	7,097
Total current liabilities	67,707	47,240

Stockholders' equity

Common stock, $0.001 par; 100,000,000 authorized
19,889,000 and 19,389,000 issued and outstanding, respectively	19,889	19,389
Paid-in capital	397,213	197,713
Accumulated deficit	(380,340)	(246,465)
Total stockholders' equity	36,762	(29,363)
Total liabilities and stockholders' equity	$104,469	$17,877

The accompanying notes are an integral part of these financial statements.

Solar Park Initiatives, Inc.
STATEMENTS OF OPERATIONS
(UNAUDITED)
A Development Stage Company

	For the Two Months Ended March 31,	Inception to date through March 31,
	2010	2010

Revenues, net	$-	$-
Cost of sales	-	-
Gross profit	-	-

Operating expenses
Selling, general and administrative	133,875	380,340
Total operating expenses	133,875	380,340

Loss from operations	(133,875)	(380,340)

Other income (expense)	-	-
Interest expense	-	-
Total other income (expense)	-	-

Loss before provision for income taxes	(133,875)	(380,340)
Provision for income taxes	-	-
Net loss	(133,875)	(380,340)

Net loss attributable to Solar Energy Iniatives, Inc.` per share – basic and diluted	$(0.01)	$(0.02)

Weighted average shares outstanding – basic and diluted	19,639,146	19,424,146

The accompanying notes are an integral part of these financial statements.

Solar Park Initiatives, Inc.
STATEMENT OF CASH FLOWS
(UNAUDITED)
A Development Stage Company

	For the Two Months Ended March 31, 2010	Inception to date through March 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(133,875)	$(380,340)

Stock based compensation		$18,639
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(19,400)	(19,400)
Accrued expenses	20,467	67,707
Net cash used by operating activities	(132,808)	(313,394)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable - related party	-	112,963
Principal payments on notes payable - related party	-	(15,000)
Net proceeds from private placements	200,000	300,500
Net cash provided by financing activities	200,000	398,463

Net increase (decrease) in cash and cash equivalents	67,192	85,069

Cash and cash equivalents at beginning of year	17,877	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,069	$85,069

SUPPLEMENTAL DISCLOSURES

Cash operating activities:
Interest paid	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Solar Park Initiatives Inc
(A Development Stage Company)
Notes to Financial Statements
March 31, 2010

Note 1 - Description of Business

Solar Park Initiatives, Inc (“SPI”, “Company”, “our”, “us” or “we”) was incorporated on September 25, 2009 under the laws of the State of Nevada as a wholly owned subsidiary of Solar Energy Initiatives, Inc. (“SNRY”) and is a renewable energy company focused on the development of solar parks for power production from solar energy has not generated any revenues from operations. The strategy of SPI is to locate land with the following attributes:
•	In states that provide large economic incentives (high price of electricity, equipment rebates, etc.),
•	High “insolation” value (high average of sunny days),
•	Utility infrastructure such as transmission lines running through or close to the land,
•	The residents and government in the locale selected are pro solar (ease of obtaining permits),
•	Ability to sign long term lease (25 years) on land with owner,
•	Local utilities willing to purchase power on long term basis under a power purchase agreement (PPA).

SPI intends to generate revenue several different ways.
1. Sell the solar equipment such as the solar panels, inverters, racking and balance of system to a third party ownership entity that will operate the solar park,
2. Collect a developer fee on the total cost of the project including engineering, permitting and installation, Provides operations and maintenance service to each solar park developed,
3. SPI plans to receive a percentage of cash flow from each solar park developed, from the sale of electricity, for the length of the PPA contract.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The Company is currently a development stage enterprise reporting under the provisions of Accounting Standards Codification (“ASC”) 915, Development Stage Entity. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Financial Instruments
The Company's financial instruments consist primarily of cash.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions we are required to make. Estimates that are critical to the accompanying financial statements arise from our belief that we will secure an adequate amount of cash to continue as a going concern, that our allowance for doubtful accounts is adequate to cover potential losses in our receivable portfolio, that all long-lived assets are recoverable. In addition, the determination and valuation of derivative financial instruments is a significant estimate. The markets for our products are characterized by intense competition, rapid technological development, evolving standards, short product life cycles and price competition, all of which could impact the future realization of our assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. It is at least reasonably possible that our estimates could change in the near term with respect to these matters.

Revenue Recognition
The Company has no revenue and has not adopted any revenue recognition policies.

Fixed Assets
Equipment and improvements will be stated at cost less accumulated depreciation and amortization. Depreciation and amortization of equipment and improvements are provided over the estimated useful lives of the assets, or the related lease terms if shorter, by the straight-line method. Useful lives range as follows:

Category Useful Lives
Computers and networks 3 years
Machinery and equipment 5-7 years
Furniture and fixtures 5-7 years
Office equipment 3-10 years
Leasehold improvements Lesser of lease term or useful life of asset
Currently the Company does not have any fixed assets.

Stock-Based Compensation
The Company accounts for all compensation related to stock, options or warrants using a fair value based method whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company uses the Black-Schols pricing model to calculate the fair value of options and warrants issued to both employees and non-employees. Stock issued for compensation is valued based on recent sales of common stock or the value of the services, whichever is more readily determinable.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets Solar Park Initiatives Inc and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company follows the accounting guidance which provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more-likelythan- not recognition threshold at the effective date to be recognized initially and in subsequent periods. Also included is guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disc losureand transition.

Basic and Diluted Net Loss per Share
Basic net loss per share is computed by dividing the loss for the period by the weighted average number of common shares outstanding for the period. Fully diluted loss per share reflects the potential dilution of securities by including other potential issuances of common stock, including shares to be issued upon exercise of stock options and warrants, in the weighted average number of shares of common stock outstanding for a period and is not presented where the effect is anti-dilutive.

Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Company maintains cash balances at a financial institution in Dallas Texas. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation up to $250,000. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Note 3 – Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As of March 31, 2010, the Company has not begun operations and has accumulated a deficit of $380,340. Its ability to continue as a going concern is dependent upon the ability of the Company to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. Management will need to obtain additional funding by borrowing funds or through a private placement of common stock.

Note 4 – Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (the “FASB”) issued amendments to the accounting standard addressing multiple-deliverable revenue arrangements. The amendments provide guidance in addressing how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how to allocate the consideration to each unit of accounting. In an arrangement with multiple deliverables, the delivered items shall be considered a separate unit of accounting if the delivered items have value to the customer on a standalone basis. Items have value on a stand-alone basis if they are sold separately by any vendor or the customer could resell the delivered items on a stand-alone basis; and if the arrangement includes a general right of return relative to the delivered items, delivery or performance of the undelivered items is considered probable and substantially in the control of the vendor. This amendment is effective for the Company on February 1, 2011. We are currently evaluating the impact of adopting these amendments on our financial statements.
In June 2009, the FASB issued the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative United States generally accepted accounting principles (“U.S. GAAP”) recognized by the FASB. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents were superseded and all other accounting literature not included in the Codification were considered non-authoritative.

While the adoption of the Codification as of January 31, 2009 and for the period then ended and all subsequent annual and interim periods changes how we reference accounting standards, the adoption did not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued the consolidation guidance for variable-interest entities to replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance. These new standards will be effective for the Company in the first quarter of fiscal year 2011. We are currently assessing the potential impact, if any, these new standards may have on our financial position, results of operations or cash flows.  At inception, we adopted amendments to the accounting standard addressing subsequent events. The amendments provide guidance on the definition of what qualifies as a subsequent event — those events or transactions that occur following the balance sheet date, but before the financial statements are issued, or are available to be issued — and requires companies to disclose the date through which subsequent events were evaluated and the basis for determining that date. This disclosure should alert all users of financial statements that a company has not evaluated subsequent events after that date in the set of financial statements being presented. The amendments require additional disclosures only, and did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing debt securities. The amendments provide guidance in determining whether impairments in debt securities are other than temporary, and modify the presentation and disclosures surrounding such instruments. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing fair value of financial instruments in interim reporting periods. The amendments provide guidance on the disclosure requirements about fair value of financial instruments in interim reporting periods. Such disclosures were previously required only in annual financial statements. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing estimating fair value. The amendments provide additional authoritative guidance to assist both issuers and users of financial statements in determining whether a market is active or inactive, and whether a transaction is distressed. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing intangibles, goodwill and other assets. The amendments provide guidance to improve the consistency between the useful life of a recognized intangible asset and the period of expected cash flows used to measure the fair value of the asset under U.S. GAAP. The adoption of these amendments did not have a material impact on our financial position, results of operations or cash flows.

At inception, we adopted amendments to the accounting standard addressing derivatives and hedging. The amendments change the disclosure requirements for derivative instruments and hedging activities, requiring enhanced disclosures about how and why an entity uses derivative instruments, how instruments are accounted for under U.S. GAAP, and how derivatives and hedging activities affect an entity’s financial position, financial performance and cash flows. The adoption of these amendments required additional disclosure only, and therefore did not have an impact on our financial position, results of operations or cash flows.

Note 5 – Fixed Assets

The Company does not own any fixed assets as of March 31, 2010.

Note 6 – Accrued Expenses

Accrued expenses consist of the following as of March 31, 2010:

Legal fees	$5,097
Accounting fees	2,000
$7,097

Note 7 – Stockholders’ Deficit

Common Stock
On October 29, 2009, the Board of Directors of the Company voted to increase its authorized capital stock from 100 common shares to 100,000,000 common shares, $0.001 par value per share. There are 19,889,146 shares of common stock issued and outstanding as of March 31, 2010.

In October 2009 the Company issued 13,099,145 to the SNRY for cash totaling $500 and services totaling $12,599.
In November 2009 the Company issued 6,040,001 shares to officers, employees, board members and consultants for services valued at $6,040.

During the period ended January 31, 2010, there was a private placement for the sale of units at $0.40 made up of one share of common stock and one common stock purchase warrant with an exercise price of $1.20. In December 2009, 250,000 units of common stock were issued in this private placement for $100,000.

During the period ended January 31, 2010, there was a private placement for the sale of units at $0.40 made up of one share of common stock and one common stock purchase warrant with an exercise price of $1.20. In February 20, 500,000 units of common stock were issued in this private placement for $200,000.

Warrants
As of March 31, 2010, warrants to purchase 750,000 shares at a price of $1.20 of our common stock were granted in connection with the private placement as discussed above. The warrants expire in 24 months from the grant date.
Additionally, if at any time the average closing price for shares of the Company’s common stock on the OTC-Bulletin Board in the United States exceeds $1.50 for a period of 10 trading days or more, the Company shall have the right, upon written notice, to reduce the exercise period of the warrants to a period of 15 days from the written notice.

Currently, the Company is not traded on the OTC-Bulletin Board.

Note 8 – Commitments and Contingencies

Operating Lease
We currently utilize an Executive Suite when needed in Dallas Texas. There is no lease agreement covering this rental.

Agreements for investor relations services:
The Company has not committed to an agreement for investor relations' and public relations services.

Management services
Beginning October 1, 2009, the Company has an employment agreement with the Chief Executive Officer (“CEO”) with a base salary of $220,000 annually. For the first 90 days of employment or until SNRY completes a spin-off of the Company the CEO will accrue monthly payroll. Payment for all accrued amounts shall be made upon completion of a spin-off from SNRY in either company stock or cash at the option of the CEO. Additionally, the CEO will receive options to purchase 200,000 shares of SNRY at an exercise price of $0.34. The options will vest according to performance metrics which are yet to be determined.

Note 9 – Related Party Transactions

Note Payable – Related Party
The Company had a note payable to SNRY for $112,963 for services performed to start the Company. A $15,000 payment was made in January 2010. The loan was unsecured, with interest at 6% per annum. A payment of $14,500 was due February 19, 2010 with the balance of principal and interest payable in monthly amounts of $7,183 per month beginning March 2010 for 12 months.

In January 2010, SNRY forgave the outstanding balance on the loan in the amount of $97,963. The Company recorded the forgiveness as a contribution of capital from SNRY.

Note 10 – Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. The Company has provided a full valuation of deferred taxes as of January 31, 2010.

Note 11 – Subsequent Events

The Company also granted 1,550,984 stock options exercisable at $0.40 with a five year vesting schedule.  Value of these options:  using a Black-Scholes valuation, with an exercise price of $0.40, a volatility based on public industry companies of 80% and with an average of a  2.5 year life, was $297,450.

Michael Gorton resigned from the Company as of June 30, 2010.